SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SILVER RESERVE CORP.
(exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	98-0492752 (I.R.S. Employer Identification No.)

1226 White Oaks Blvd., Suite 10A Oakville, Ontario L6H 2B9 Telephone: 905-845-1073 FAX: 905-845-6415 (Address of principal executive offices)	L6H 2B9 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-139619

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered Common Stock, Par Value $0.0001 per share	Name of each exchange on which each class is to be registered The Over-The-Counter Bulletin Board

Securities to be registered pursuant to section 12 (b) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On December 22, 2006, the Registrant filed with Securities and Exchange Commission (the “SEC”) a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (File No. 333-139619) (the “Registration Statement”). The Registrant filed a pre-effective amendment to the Registration Statement on February 2, 2007 and filed another pre-effective amendment to the Registration Statement on March 14, 2007. On April 24, 2007, the SEC made the Registration Statement effective. On May 1, 2007 the Registrant filed a Prospectus under Rule 424(b). On May 2, 2006 the Registrant filed a post-effective amendment to the Registration Statement which, pursuant to Rule 462(d), became effective immediately upon filing.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Silver Reserve Corp. contained in the Registration Statement is incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

3.1	Certificate of Incorporation filed on June 3, 1999 with the Delaware Secretary of State (previously filed as part of the Company’s registration statement filed on December 22, 2006)
3.2	By Laws (previously filed as part of the Company’s registration statement filed on December 22, 2006)
3.3
Certificate of Amendment of the Certificate of Incorporation of the Company dated June 5, 1999, changing the capitalization of the Company (previously filed as part of the Company’s registration statement filed on December 22, 2006)

3.4
Certificate of Amendment of the Certificate of Incorporation of the Company dated April 11, 2006, and filed with the Delaware Secretary of State on April 11, 2006 changing the capitalization of the Company (previously filed as part of the Company’s registration statement filed on December 22, 2006)

10.1	2006 Stock Option Plan (previously filed as part of the Company’s registration statement filed on December 22, 2006)
10.2	Form of Lock-Up Agreement (previously filed as part of the Company’s registration statement filed on December 22, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 10, 2007

SILVER RESERVE CORP.

By:  /s/ Stafford Kelley
              Stafford Kelley
              Secretary